Exhibit 99.1

OPENWAVE REPORTS SECOND QUARTER FISCAL 2004 RESULTS

REDWOOD CITY, Calif. — January 21, 2004 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its second fiscal quarter ended December 31, 2003 were $71.8 million, an increase of $3.8 million from $68.0 million during the preceding quarter ended September 30, 2003 and an increase of $5.0 million from $66.8 million during the December quarter in the preceding year.

The Company also delivered results at the high end of the range for management’s outlook with respect to gross margins, total ending cash and investments and EBITDA.

“Openwave’s financial results improved substantially as the mobile data market finally begins to grow globally,” said Don Listwin, president and CEO of Openwave.

Net loss for the second quarter ended December 31, 2003 was $9.4 million or $0.15 per basic and diluted share, compared to a net loss of $14.0 million or $0.23 per basic and diluted share for the preceding quarter and a net loss of $29.5 million or $0.50 per basic and diluted share for the December quarter in the preceding year.

EBITDA, which consists of earnings before interest, taxes, depreciation, amortization and impairment of assets including deferred stock-based compensation expense, was $3.2 million. The Company considers EBITDA to be an important measure of performance because it reflects the resources available to fund the Company’s operations, and it is an important metric often used by investors to evaluate the performance of a business.

At December 31, 2003, the Company had cash, cash equivalents, short-term and long-term investments totaling $353.8 million, of which $29.7 million is set aside as restricted cash. Net cash used for operating activities during the three months ended December 31, 2003 was $18.7 million, which included $5.2 million of cash used for restructuring costs.

Third Quarter Fiscal 2004 Business Outlook

Management’s current outlook for the quarter ending March 31, 2004 is that revenues will be within a range of $70 million plus or minus $5 million, gross profit will be between 72 and 75 percent of revenues, and net loss

-more-

Page 2 of 7 — Openwave Reports Second Quarter Fiscal 2004

per basic and diluted share between $0.07 and $0.22 per share. Management expects to have cash, cash equivalents, short-term and long-term investments, inclusive of restricted cash, of $330 to $340 million as of March 31, 2004.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. Eastern today to discuss its financial results for its second quarter ended December 31, 2003. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at 888-423-3269 or 612-332-0418 (international). A replay of the conference call will be available for 72 hours beginning at 8:30 p.m. Eastern on January 21 by calling 800-475-6701. The replay can be accessed internationally by calling 320-365-3844. Reservation number: 716687.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements (including without limitation those contained in the Business Outlook section and the quotation from management) relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statement. Notwithstanding changes that may occur with respect to matters relating to the Business Outlook and other forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements until the release of its next quarterly earnings announcement. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and

Page 3 of 7 — Openwave Reports Second Quarter Fiscal 2004

technologies and integrate such acquisitions; (i) increased global competition; (j) technological changes and developments; (k) general risks of the Internet and wireless and wireline telecommunications sectors; and (l) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS:

Mike Bishop

Senior Manager, Investor Relations

Openwave Systems Inc

650-480-4461

Joshua Pace

Chief Accounting Officer

Openwave Systems Inc.

650-480-4999

MEDIA CONTACT:

Michele Landry

Openwave Systems Inc.

650-480-4622

Page 4 of 7 — Openwave Reports Second Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues:
License	$38,175	$32,208	$36,223	$70,383	$75,967
Maintenance and support services	22,102	20,366	19,901	42,468	37,827
Professional services	9,335	9,803	5,923	19,138	14,101
Project	2,141	5,612	4,736	7,753	10,046

Total revenues	71,753	67,989	66,783	139,742	137,941

Cost of revenues:
License	1,079	1,945	913	3,024	2,222
Maintenance and support services	5,790	6,252	7,251	12,042	15,693
Professional services	8,685	7,296	5,383	15,981	11,249
Project	1,962	2,149	4,334	4,111	9,155
Amortization of intangible assets	1,177	622	687	1,799	2,642

Total cost of revenues	18,693	18,264	18,568	36,957	40,961

Gross profit	53,060	49,725	48,215	102,785	96,980

Operating Expenses:
Research and development	23,765	25,586	28,769	49,351	61,067
Sales and marketing	25,067	23,623	28,938	48,690	63,360
General and administrative	8,394	10,056	15,008	18,450	28,985
Restructuring and other related costs	(382)	2,652	(144)	2,270	83,191
Stock-based compensation	754	735	1,322	1,489	2,094
Amortization and impairment of goodwill and other intangible assets	67	68	827	135	8,581
Merger, acquisition and other integration related costs	—	—	142	—	386

Total operating expenses	57,665	62,720	74,862	120,385	247,664

Operating loss	(4,605)	(12,995)	(26,647)	(17,600)	(150,684)
Interest and other income, net	84	578	1,452	662	3,739
Impairment of nonmarketable equity securities	—	—	(2,000)	—	(2,000)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(4,521)	(12,417)	(27,195)	(16,938)	(148,945)
Income taxes	4,866	1,572	2,302	6,438	4,549

Loss before cumulative effect of change in accounting principle	(9,387)	(13,989)	(29,497)	(23,376)	(153,494)
Cumulative effect of change in accounting principle	—	—	—	—	(14,547)

Net Loss	$(9,387)	$(13,989)	$(29,497)	$(23,376)	$(168,041)

Basic and diluted net loss per share	$(0.15)	$(0.23)	$(0.50)	$(0.38)	$(2.85)

Shares used in computing basic and diluted net loss per share	61,925	60,104	59,245	61,015	58,992

Page 5 of 7 — Openwave Reports Second Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2003	June 30, 2003
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$295,694	$172,684
Accounts receivable, net	77,181	62,907
Other current assets	13,219	13,218

Total current assets	386,094	248,809

Property and equipment, net	34,200	44,582
Long-term investments	28,388	39,195
Restricted cash	29,688	22,271
Goodwill, intangibles and other assets	15,126	12,594

	$493,496	$367,451

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,689	$3,844
Accrued liabilities	42,246	37,159
Accrued restructuring costs	13,604	18,358
Deferred revenue	70,351	73,790

Total current liabilities	131,890	133,151

Accrued restructuring costs - long term	42,493	48,152
Deferred rent obligations	4,350	3,870
Convertible subordinated notes, net	146,130	—

Total liabilities	324,863	185,173

Total stockholders’ equity	168,633	182,278

	$493,496	$367,451

Page 6 of 7 — Openwave Reports Second Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Cash flows from operating activities:
Net loss	$(9,387)	$(13,989)	$(29,497)	$(23,376)	$(168,041)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation, amortization and impairment of intangible assets	7,498	7,537	10,992	15,035	44,572
Impairment of nonmarketable equity securities	—	—	2,000	—	2,000
Provision for (recovery of) doubtful accounts	(38)	135	4,484	97	5,384
Impairment of property and equipment - restructuring related	—	738	—	738	12,202
Other non-cash activities	301	268	103	569	103
Changes in operating assets and liabilities	(17,028)	(8,103)	3,151	(25,131)	75,310

Net cash used for operating activities	(18,654)	(13,414)	(8,767)	(32,068)	(28,470)

Cash flows from investing activities:
Purchases of property and equipment, net	(1,604)	(622)	(1,088)	(2,226)	(6,234)
Acquisitions, net of cash acquired	—	—	(2,561)	—	(18,296)
Proceeds of short-term investments, net	23,869	2,194	16,618	26,063	44,230
Proceeds of long-term investments, net	2,485	4,412	(9,379)	6,897	20,633
Restricted cash and investments	179	(7,596)	344	(7,417)	344

Net cash provided by (used for) investing activities	24,929	(1,612)	3,934	23,317	40,677

Cash flows from financing activities:
Proceeds from issuance of common stock, net	6,762	1,627	1,954	8,389	1,965
Proceeds from issuance of convertible debt, net	—	145,672	—	145,672	—
Other	52	4	144	56	156

Cash provided by financing activities	6,814	147,303	2,098	154,117	2,121

Net increase in cash and cash equivalents	13,089	132,277	(2,735)	145,366	14,328
Cash and cash equivalents at beginning of period	271,616	139,339	157,762	139,339	140,699

Cash and cash equivalents at end of period	$284,705	$271,616	$155,027	$284,705	$155,027

Page 7 of 7 — Openwave Reports Second Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Reconciliation between EBITDA and net loss:
Net loss	$(9,387)	$(13,989)	$(29,497)	$(23,376)	$(168,041)
Add back:
Income taxes	4,866	1,572	2,302	6,438	4,549
Interest income, net	271	(579)	(1,548)	(308)	(3,584)
Depreciation and amortization	6,744	6,802	8,912	13,546	19,886
Impairment of goodwill and other assets	—	—	758	—	22,592
Impairment of property and equipment-restructuring related	—	738	—	738	12,202
Stock-based compensation	754	735	1,322	1,489	2,094

Earnings before interest, taxes, depreciation and amortization	$3,248	$(4,721)	$(17,751)	$(1,473)	$(110,302)

	Three Months Ended			Six Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Reconciliation of EBITDA to cash flows from operations:
EBITDA	$3,248	$(4,721)	$(17,751)	$(1,473)	$(110,302)
Income taxes	(4,866)	(1,572)	(2,302)	(6,438)	(4,549)
Interest income, net	(271)	579	1,548	308	3,584
Impairment of nonmarketable equity securities	—	—	2,000	—	2,000
Provision for (recovery of) doubtful accounts	(38)	135	4,484	97	5,384
Other non-cash operating activities	301	268	103	569	103
Changes in operating assets and liabilities	(17,028)	(8,103)	3,151	(25,131)	75,310

Cash flows from operations	$(18,654)	$(13,414)	$(8,767)	$(32,068)	$(28,470)